SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

LODGENET ENTERTAINMENT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Date of report (Date of earliest event reported)  August 2, 2002

Delaware	0-22334	46-0371161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 West Innovation Street, Sioux Falls, SD	57107
(Address of Principal Executive Offices)	(Zip Code)

(605) 988-1000

Registrant’s telephone number, including area code

n/a

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

On August 5, 2002, LodgeNet Entertainment Corporation (“LodgeNet”) issued a press release announcing that it had expanded its master services agreement with Hilton Hotels Corporation (“Hilton”) and has mutually agreed with Hilton to dissolve InnMedia LLC, a joint venture co-owned by LodgeNet and Hilton.

A copy of the press release is filed as Exhibit 99.1 and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

(c)           Exhibits.

99.1	Press release of LodgeNet Entertainment Corporation, dated August 5, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LODGENET ENTERTAINMENT CORPORATION

Date: August 5, 2002	By: /s/ Gary H. Ritondaro
Gary H. Ritondaro
Its: Chief Financial Officer

EXHIBIT INDEX

99.1	Press release of LodgeNet Entertainment Corporation, dated August 5, 2002